                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           -----------------------


                                  FORM 8-K


                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT:  AUGUST 1, 1997
               (DATE OF EARLIEST EVENT REPORTED:  JULY 18, 1997)


                        COMMISSION FILE NUMBER:  0-20084


                         NETFRAME SYSTEMS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                DELAWARE                                    77-0081278
                --------                                    ----------
(STATE OF INCORPORATION OR ORGANIZATION)             (IRS EMPLOYER I.D. NO.)



                              1545 BARBER LANE
                         MILPITAS, CALIFORNIA  95035
                         ---------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                               (408) 474-1000
                               --------------
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Pursuant to the Agreement and Plan of Merger dated as of June 10, 1997 (the "Merger Agreement") among NetFRAME Systems Incorporated, a Delaware corporation ("Registrant"), Micron Electronics, Inc., a Minnesota corporation ("Micron"), and Payette Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Micron ("Purchaser"), Purchaser commenced a tender offer (the "Offer") on June 16, 1997 for all of the issued and outstanding shares of Registrant's Common Stock, $.001 par value per share, and all associated rights, including Preferred Share Purchase Rights (collectively, the "Shares"), at $1.00 per Share, net to the seller (the "Offer Price"). On July 18, 1997, upon completion of the Offer, Purchaser acquired 8,775,554 Shares, representing 62.8% of the then outstanding Shares, for an aggregate consideration of $8,775,554, excluding approximately $1.75 million to pay related fees and expenses of Purchaser and Micron. Purchaser acquired the Shares through the Offer with existing cash reserves of Micron.

     Under the terms of the Merger Agreement, as a result of the consummation of the Offer, Purchaser is entitled to designate for appointment to Registrant's Board of Directors a number of directors representing at least a majority of Registrant's Board. If Purchaser elects to exercise such right, Registrant has agreed to increase the size of its Board of Directors or secure the resignations of current members thereof to enable the appointment of Purchaser's designees and to cause such designees to be elected to Registrant's Board. To date, Purchaser has not exercised such right.

     A special meeting of the stockholders of Registrant is expected to be held in August 1997. At such meeting, holders of Common Stock of record as of July 28, 1997 will be asked to consider, approve and adopt the Merger Agreement and the merger of Purchaser with and into Registrant contemplated thereby (the "Merger"). Following the Merger, the Company will continue as the surviving corporation and will become a wholly owned subsidiary of Micron. Upon consummation of the Merger, each Share not owned by Micron, Purchaser or any other direct or indirect subsidiary of Micron (other than those Shares held in the treasury of Registrant and Shares held by stockholders who shall have demanded and perfected any appraisal rights they may have under Delaware law) will be automatically canceled and converted into the right to receive the Offer Price. Purchaser owns a sufficient number of Shares to assure approval of the Merger Agreement and the Merger at the special meeting. Micron has agreed in the Merger Agreement to vote or cause to be voted all Shares owned by Purchaser or Micron in favor of the Merger Agreement and the Merger. Accordingly, the affirmative vote of the other holders of Shares is not required to approve the Merger Agreement and the Merger.

     The above summary of the Merger Agreement is qualified in its entirety by the Merger Agreement. The Merger Agreement was filed as Exhibit (c)(1) to the
Schedule 14D-9 filed by Registrant on June 16, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  2.1 Agreement and Plan of Merger, dated as of June 10, 1997, among Micron, Purchaser and Registrant (incorporated by reference to Exhibit (c)(1) to the Schedule 14D-9 filed by Registrant on June 16, 1997).

 99.1 Press Release issued jointly by Micron and Registrant on June 10, 1997 (incorporated by reference to Exhibit (a)(3) to the Schedule 14D-9 filed by Registrant on June 16, 1997).

 99.2 Press Release issued by Micron on June 16, 1997 (incorporated by reference to Exhibit (a)(9) to the Schedule 14D-1 filed by Micron on June 16, 1997).

 99.3 Press Release issued by Micron on July 15, 1997 (incorporated by reference to Exhibit (a)(10) to the Final Amendment to the Schedule 14D-1 filed by Micron on July 29, 1997).
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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              NetFRAME SYSTEMS INCORPORATED


                              By:  /s/ Dan McCammon
                                  -------------------------------
                                    Dan McCammon
                                    Vice President, Finance and
                                     Chief Financial Officer


Date: August 1, 1997